    Exhibit 99.1

Century Aluminum Company Reports Fourth Quarter 2023 Results

Chicago, February 21, 2024 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced its fourth quarter and full year 2023 results.

Fourth Quarter 2023 Highlights

•Net sales $512.3 million
•Reported net income attributable to Century stockholders of $30.0 million, or $0.30 per diluted share; adjusted net income of $40.0 million1, or $0.39 per share; Adjusted EBITDA attributable to Century stockholders of $57.1 million1
•Ending cash and cash equivalents of $88.8 million and strong liquidity of $312.5 million as of December 31, 2023
•Recorded $59.3 million Inflation Reduction Act Advanced Manufacturing Credit

Full Year 2023 Highlights

•Net sales $2.2 billion
•Reported net loss attributable to Century stockholders of $43.1 million, or $0.47 per share; adjusted net income of $30.7 million1, or $0.33 per share; Adjusted EBITDA attributable to Century stockholders of $120.0 million1
•Net cash provided by operating activities of $105.6 million invested back into capital projects and reduction in total debt balances.
•Acquired 55% in Jamalco, a bauxite mining and alumina refining operation
•Finalized three-year Mt. Holly power agreement
•Approved a new, five-year union labor contract for the Sebree smelter

Fourth Quarter & Full Year 2023 Financial Results

$MM (except shipments and per share data)
	Q4 2023	Q3 2023	FY 2023	FY 2022
Shipments (tonnes)	173,871	171,995	700,680	768,691
Net sales	$512.3	$545.2	$2,185.4	$2,777.3
Net income (loss) attributable to Century stockholders	$30.0	$(42.0)	$(43.1)	$(14.1)
Diluted earnings (loss) per share attributable to Century stockholders	$0.30	$(0.45)	$(0.47)	$(0.15)
Adjusted net income (loss)(1) attributable to Century stockholders	$40.0	$(13.8)	$30.7	$25.6
Adjusted earnings (loss) per share(1) attributable to Century stockholders	$0.39	$(0.13)	$0.33	$0.26
Adjusted EBITDA(1) attributable to Century stockholders	$57.1	$9.3	$120.0	$143.8

Notes:
(1) Non-GAAP measure; see reconciliation of GAAP to non-GAAP financial measures.

In the fourth quarter of 2023, shipments of primary aluminum increased 1% sequentially. Net sales for the fourth quarter of 2023 decreased by 6% sequentially due to lower realized aluminum prices.

Century reported net income attributable to Century stockholders of $30.0 million for the fourth quarter of 2023, a $72.0 million improvement sequentially primarily attributed to the recognition of the full year Inflation Reduction Act Advanced Manufacturing credit in the period and the change in net income (loss) provided by forward and derivative contracts, partially offset by the change from recognized income tax benefit to income tax expense. Fourth quarter results were impacted by $9.2 million of net exceptional items, in particular $7.4 million related to the power equipment failure at Jamalco, $2.9 million of unrealized losses on forward derivative contracts (net of tax) and $1.3 million increase in share-based compensation costs driven by market inputs, partially offset by $3.0 million of lower cost or net realizable value adjustment (net of tax). Thus, Century reported an adjusted net income of $40.0 million for the fourth quarter of 2023, a $53.8 million improvement sequentially.

Adjusted EBITDA attributable to Century stockholders for the fourth quarter of 2023 was $57.1 million. This was an improvement of $47.8 million from the third quarter as a result of the recognition of the Inflation Reduction Act Advanced Manufacturing credit in the period, partially offset by additional operating expenses in the period and lower realized aluminum prices sequentially.
Century's liquidity position at December 31, 2023, comprised of cash and cash equivalents of $88.8 million and $223.7 million in combined borrowing availability, was $312.5 million, an increase of $6.7 million from the third quarter of 2023.

For the full year 2023, shipments of primary aluminum decreased by 9% sequentially. Net sales for the full year 2023 decreased by $591.9 million sequentially, primarily due to lower realized aluminum prices in addition to the lower volume of shipments.

Century reported a net loss attributable to Century stockholders of $43.1 million for the full year 2023, a $29.0 million decline from the full year 2022, driven primarily by the change in net income (loss) provided by forward and derivative contracts, partially offset by recognition of the full year Inflation Reduction Act Advanced Manufacturing credit and the non-recurring of prior year one time impairment charge. Full year 2023 results were negatively impacted by $73.8 million of exceptional items, in particular $68.3 million of net losses on forward derivative contracts (net of tax), $16.7 million related to the power equipment failure at Jamalco, $9.0 million in curtailment costs related to the Hawesville plant and $6.6 million increase in share-based compensation costs driven by market inputs, partially offset by $26.2 million lower of cost or net realizable value adjustment (net of tax). Thus, Century reported an adjusted net income of $30.7 million, a $5.1 million improvement from the full year 2022.

Adjusted EBITDA attributable to Century stockholders for the full year 2023 was $120.0 million, a decrease of $23.8 million compared to the prior year, primarily driven lower shipment volume and lower realized aluminum prices.

"Century’s businesses performed well despite dynamic conditions in 2023, posting $120 million of Adjusted EBITDA for the year and advancing several strategic priorities, including our acquisition of a controlling interest in the Jamalco alumina refinery,” said Century President and CEO Jesse Gary.

“As we enter 2024, we remain focused first and foremost on the safety of our employees and improving the communities in which we operate,” continued Mr. Gary. “We are also very encouraged by the recently announced Inflation Reduction Act Advanced Manufacturing Credits and the opportunities that this program will create for our US operations. We remain focused on executing our long-term capital programs, including completion of our Grundartangi casthouse project, and continue to operate the business in a disciplined manner during this volatile market environment."

First Quarter 2024 Outlook
The company expects first quarter Adjusted EBITDA to range between $5 to $15 million based on improved raw material costs offset by lower value added product premiums.

About Century Aluminum Company
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance.  These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash.  Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management.  The tables below, under the heading "Reconciliation of Non-GAAP Financial Measures," provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP.  In addition, because not all companies use identical calculations, adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies.  Investors are encouraged to review the reconciliations in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the "safe harbor" created by section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Forward-looking statements, for example, may include statements regarding: Our assessment of global and local financial and economic conditions; Our assessment of the aluminum market and aluminum prices (including premiums); Our assessment of alumina pricing, energy prices, both in the United States and Europe, costs associated with our other key raw materials and supply and availability of those key raw materials, including power (and related natural gas and coal), and the likelihood and extent of any power curtailments; Our assessment of power prices and availability for our U.S. and European operations; The impact of the wars in Ukraine and in the Middle East, including any related impacts on global energy markets and/or any sanctions and export controls targeting Russia and businesses tied to Russia and to sanctioned entities and individuals, including any possible impact on our business, operations, financial condition, results of operations, and global supply chains; The future financial and operating performance of the Company and its subsidiaries; Our ability to successfully manage market risk and to control or reduce costs; Our plans and expectations with respect to future operations of the Company and its subsidiaries, including any plans and expectations to curtail or restart production, including the expected impact of any such actions on our future financial and operating performance; Our plans and expectations with regards to future operations of our Mt. Holly smelter, including our expectations as to the restart of curtailed production at Mt. Holly including the timing, costs and benefits associated with restarting curtailed production; Our plans with regards to future operations of our Hawesville smelter, including our expectations as to the timing, costs and benefits associated with restarting curtailed production; Our plans and expectations with regards to the Grundartangi casthouse project, including our expectations as to the timing, costs and benefits associated with it; Our plans and expectations with respect to the acquisition of a 55% interest in Jamalco, including our expectations as to the costs and benefits associated with this transaction; Our ability to successfully obtain and/or retain competitive power arrangements for our operations; The impact of Section 232 relief, including tariffs or other trade remedies, the extent to which any such remedies may be changed, including through exclusions or exemptions, and the duration of any trade remedy; The impact of any new or changed law or regulation, including, without limitation, sanctions or other similar remedies or restrictions or any changes in interpretation of existing laws or regulations; Our anticipated tax liabilities, benefits or refunds including the realization of U.S. and certain foreign deferred tax assets and liabilities; Our ability to qualify for and realize potential tax benefits under the Inflation Reduction Act of 2022; Our ability to access existing or future financing arrangements and the terms of any such future financing arrangements; Our ability to repay or refinance debt in the future; Our ability to recover losses from our insurance; Our assessment and estimates of our pension and other postretirement liabilities, legal and environmental liabilities and other contingent liabilities; Our assessment of any future tax audits or insurance claims and their respective outcomes; Negotiations with current labor unions or future representation by a union of our employees; Our assessment of any information technology-related risks, including the risk from cyberattacks or other data security breaches, including the cybersecurity incident that occurred on February 16, 2022; Our plans and expectations regarding potential M&A including our ability to consummate such transactions and our assessments of certain risks associated with the same, including, for example, unforeseen costs and expenses associated with unidentified liabilities, and difficulties integrating an acquired asset into our existing operations; and Our future business objectives, plans, strategies and initiatives, including our competitive position and prospects.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Three months ended
	December 31,	September 30,	December 31,
	2023	2023	2022
NET SALES:
Related parties	$371.8	$400.9	$349.6
Other customers	140.5	144.3	180.3
Total net sales	512.3	545.2	529.9
Cost of goods sold	472.9	556.7	549.3
Gross profit (loss)	39.4	(11.5)	(19.4)
Selling, general and administrative expenses	8.1	10.8	11.3
Other operating expense (income) - net	2.1	1.9	(0.2)
Operating income (loss)	29.2	(24.2)	(30.5)
Interest expense - affiliates	(1.5)	—	—
Interest expense	(7.4)	(9.2)	(8.4)
Interest income	0.9	0.4	0.3
Net gain (loss) on forward and derivative contracts	11.9	(25.2)	(90.6)
Other (expense) income - net	(0.8)	1.3	(1.4)
Income (loss) before income taxes	32.3	(56.9)	(130.6)
Income tax (expense) benefit	(6.6)	11.0	17.2
Income (loss) before equity in earnings of joint ventures	25.7	(45.9)	(113.4)
Equity in losses of joint ventures	(0.1)	(0.0)	(0.1)
Net income (loss)	25.6	(45.9)	(113.5)
Net loss attributable to noncontrolling interests	(4.4)	(3.9)	—
Net income (loss) attributable to Century stockholders	30.0	(42.0)	(113.5)
Less: net income allocated to participating securities	1.6	—	—
Net income (loss) allocated to common stockholders	$28.4	$(42.0)	$(113.5)

INCOME (LOSS) ATTRIBUTABLE TO CENTURY STOCKHOLDERS PER COMMON SHARE:
Basic	$0.31	$(0.45)	$(1.24)
Diluted	$0.30	$(0.45)	$(1.24)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	92.5	92.4	91.7
Diluted	103.3	92.4	91.7

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Twelve months ended
	December 31,	December 31,
	2023	2022
NET SALES:
Related parties	$1,612.1	1,671.1
Other customers	573.3	1,106.2
Total net sales	2,185.4	2,777.3
Cost of goods sold	2,093.5	2,730.6
Gross profit	91.9	46.7
Selling, general and administrative expenses	44.3	37.5
Asset impairment	—	159.4
Other operating expense - net	15.8	—
Operating income (loss)	31.8	(150.2)
Interest expense - affiliates	(1.8)	—
Interest expense	(33.7)	(29.3)
Interest income	2.0	0.5
Net (loss) gain on forward and derivative contracts	(61.8)	197.1
Other (loss) income - net	(3.3)	15.3
(Loss) income before income taxes	(66.8)	33.4
Income tax benefit (expense)	14.6	(47.4)
Loss before equity in earnings of joint ventures	(52.2)	(14.0)
Equity in losses of joint ventures	(0.1)	(0.1)
Net loss	(52.3)	(14.1)
Net loss attributable to noncontrolling interests	(9.2)	—
Net loss attributable to Century stockholders	$(43.1)	(14.1)

LOSS ATTRIBUTABLE TO CENTURY STOCKHOLDERS PER COMMON SHARE:
Basic and diluted	$(0.47)	$(0.15)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	92.4	91.4

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(Unaudited)
	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$88.8	$54.3
Restricted cash	1.5	1.2
Accounts receivable - net	53.7	66.9
Non-trade receivables	36.2	—
Due from affiliates	20.2	4.8
Manufacturing credit receivable	59.3	—
Inventories	477.0	398.8
Derivative assets	2.9	127.3
Prepaid and other current assets	27.5	24.5
Total current assets	767.1	677.8
Property, plant and equipment - net	1,005.5	744.4
Other assets	79.6	49.8
TOTAL	$1,852.2	$1,472.0
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$248.9	$167.3
Accrued compensation and benefits	38.1	33.0
Due to affiliates	101.4	17.0
Accrued and other current liabilities	50.9	37.6
Derivative liabilities	1.4	9.7
Deferred credit - preliminary bargain purchase gain	181.2	—
Current debt due to affiliates	10.0	—
Current maturities of long-term debt	38.3	146.1
Total current liabilities	670.2	410.7
Long-term debt	430.9	381.6
Accrued benefits costs - less current portion	120.3	118.0
Other liabilities	66.3	31.4
Due to affiliates - less current portion	—	8.3
Deferred taxes	72.4	103.1

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(Unaudited)
	December 31,
	2023	2022
Asset retirement obligations - less current portion	62.2	19.6
Total noncurrent liabilities	752.1	662.0

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 52,284 issued and outstanding at December 31, 2023; 160,000 issued and 53,854 outstanding at December 31, 2022)	0.0	0.0
Common stock (one cent par value, 195,000,000 authorized; 99,876,385 issued and 92,689,864 outstanding at December 31, 2023; 99,510,499 issued and 92,323,978 outstanding at December 31, 2022)	1.0	1.0
Additional paid-in capital	2,542.9	2,539.6
Treasury stock, at cost	(86.3)	(86.3)
Accumulated other comprehensive loss	(97.9)	(94.0)
Accumulated deficit	(2,004.1)	(1,961.0)
Total Century shareholders’ equity	355.6	399.3
Noncontrolling interest	74.3	—
Total equity	429.9	399.3
TOTAL	$1,852.2	$1,472.0

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Twelve months ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(52.3)	$(14.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Lower of cost or NRV inventory adjustment	—	39.6
Unrealized loss (gain) on derivative instruments	87.1	(201.5)
Depreciation, depletion and amortization	74.7	73.4
Change in deferred tax (benefit) provision	(30.8)	44.2
Asset impairment	—	159.4
Other postretirement benefits gain, net	—	(8.9)
Other non-cash items - net	3.4	(22.8)
Change in operating assets and liabilities, net of acquisition:
Accounts receivable - net	36.9	13.7
Non-trade receivables	4.1	—
Manufacturing credit receivable	(59.3)	—
Due from affiliates	(15.5)	3.6
Inventories	25.8	(12.8)
Prepaid and other current assets	2.9	5.6
Accounts payable, trade	(19.4)	(15.8)
Due to affiliates	51.7	(43.5)
Accrued and other current liabilities	—	8.8
Ravenswood retiree legal settlement	(2.0)	(2.0)
PBGC settlement	(4.5)	(2.4)
Other - net	2.8	1.4
Net cash provided by operating activities	105.6	25.9
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(95.0)	(86.3)
Proceeds from sale of property, plant and equipment	25.7	0.8
Acquisition of subsidiary net of cash acquired	11.5	—
Net cash used in investing activities	(57.8)	(85.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	656.9	1,126.2
Repayments under revolving credit facilities	(758.2)	(1,114.8)
Debt issuance cost	—	(1.5)
Borrowings under Grundartangi casthouse debt facility	55.0	50.0
Borrowings under Iceland term facility	—	14.5
Repayments under Iceland term facility	(13.5)	—
Borrowings under Vlissingen facility agreement	10.0	—
Carbon credit proceeds	36.8	—
Net cash (used in) provided by financing activities	(13.0)	74.4
CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	34.8	14.8

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Twelve months ended December 31,
	2023	2022
Cash, cash equivalents and restricted cash, beginning of year	55.5	40.7
Cash, cash equivalents and restricted cash, end of year	$90.3	$55.5

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(in millions, except shipments)
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM(1)

	United States		Iceland		Total
	Tonnes	Sales $	Tonnes	Sales $	Tonnes	Sales $
2023
4th Quarter	96,002	$259.2	77,869	$196.7	173,871	$455.9
3rd Quarter	93,675	$265.8	78,320	$207.9	171,995	$473.7
2nd Quarter	97,224	$296.4	76,425	$212.3	173,649	$508.7
1st Quarter	102,430	$317.6	78,735	$210.1	181,165	$527.7
Full Year 2023	389,331	$1,139.0	311,349	$827.0	700,680	$1,966.0

Full Year 2022	459,991	$1,650.4	308,700	$1,040.1	768,691	$2,690.5
    Notes:
    (1) Excludes scrap aluminum sales, purchased aluminum and alumina sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	December 31, 2023		September 30, 2023
	$MM	EPS	$MM	EPS
Net income (loss) attributable to Century stockholders(1)	$30.8	$0.30	$(42.0)	$(0.43)
Lower of cost or NRV inventory adjustment, net of tax	(3.0)	(0.03)	(4.2)	(0.04)
Unrealized loss on derivative contracts, net of tax	2.9	0.03	21.9	0.22
Share-based compensation	1.3	0.01	1.0	0.01
Jamalco acquisition costs	0.6	0.01	0.2	—
Jamalco equipment failure	7.4	0.07	9.3	0.10
Impact of preferred and convertible shares	—	—	—	0.01
Adjusted net income (loss) attributable to Century stockholders	$40.0	$0.39	$(13.8)	$(0.13)

Notes:
(1) In periods of positive earnings, this represents earnings allocated to participating dilutive shares. For the three months ended December 31, 2023, this includes earnings allocated to common stockholders increased by $1.6 million net interest expense related to the convertible notes and $0.8 million in share-based compensation related to the equity classified awards. For the three months ended September 30, 2023, there were no earnings allocated due to the loss.

	Three months ended
	December 31, 2023	September 30, 2023
Net income (loss) attributable to Century stockholders, as reported	$30.0	$(42.0)
Add: Net loss attributable to noncontrolling interests	(4.4)	(3.9)
Net income (loss)	25.6	(45.9)
Interest expense - affiliates	1.5	—
Interest expense	7.4	9.2
Interest income	(0.9)	(0.4)
Net (gain) loss on forward and derivative contracts	(11.9)	25.2
Other expense (income) - net	0.8	(1.3)
Income tax expense (benefit)	6.6	(11.0)
Equity in losses of joint ventures	0.1	—
Operating income (loss)	29.2	(24.2)
Lower of cost or NRV inventory adjustment	(6.5)	(4.6)
Share-based compensation	2.0	1.0
Jamalco acquisition costs	0.6	0.2
Jamalco equipment failure	13.5	16.9
Depreciation, depletion and amortization	21.1	25.6
Adjusted EBITDA	59.9	14.9
Less: Adjusted EBITDA attributable to noncontrolling interests	2.8	5.6
Adjusted EBITDA attributable to Century stockholders	$57.1	$9.3

	Twelve months ended
	December 31, 2023		December 31, 2022
	$MM	EPS	$MM	EPS
Net (loss) income attributable to Century stockholders	$(43.1)	$(0.47)	$(18.8)	$(0.21)
Lower of cost or NRV inventory adjustment, net of tax	(26.2)	(0.28)	38.2	0.42
Unrealized loss (gain) on derivative contracts, net of tax	68.3	0.74	(169.4)	(1.85)
Asset impairment	—	—	159.4	1.74
Hawesville curtailment costs	9.0	0.10	10.0	0.11
Share-based compensation	6.6	0.07	0.1	0.00
Santee Cooper settlement	(2.5)	(0.03)	—	—
Jamalco acquisition costs	1.5	0.02	—	—
Jamalco equipment failure	16.7	0.18	—	—
Impact of preferred and convertible shares	0.4	—	6.1	0.05
Adjusted net income (loss) attributable to Century stockholders	$30.7	$0.33	$25.6	$0.26

	Twelve months ended
	December 31, 2023	December 31, 2022
Net loss attributable to Century stockholders, as reported	$(43.1)	$(14.1)
Add: Net loss attributable to noncontrolling interests	(9.2)	—
Net loss	(52.3)	(14.1)
Interest expense - affiliates	1.8	—
Interest expense	33.7	29.3
Interest income	(2.0)	(0.5)
Net loss (gain) on forward and derivative contracts	61.8	(197.1)
Other expense (income) - net	3.3	(15.3)
Income tax (benefit) expense	(14.6)	47.4
Equity in losses of joint ventures	0.1	0.1
Operating income (loss)	31.8	(150.2)
Lower of cost or NRV inventory adjustment	(30.9)	39.6
Asset impairment	—	159.4
Hawesville curtailment costs	9.0	18.1
Share-based compensation	6.6	(0.6)
Santee Cooper settlement	(2.5)	—
Jamalco acquisition costs	1.5	—
Jamalco equipment failure	30.4	—
Depreciation, depletion and amortization	81.6	77.5
Adjusted EBITDA	127.5	143.8
Less: Adjusted EBITDA attributable to noncontrolling interests	7.5	—
Adjusted EBITDA attributable to Century stockholders	$120.0	$143.8

Contact
Ryan Crawford
(Investors and media)
312-696-3132

Source: Century Aluminum Company